Exhibit 10.2

EXTENSION AGREEMENT

This Extension Agreement (“EA”) is made and effective the Feb 2, 2023,

BETWEEN:	KAWARTHA ENTERTAINMENT GROUP INC., a corporation organized and existing under the laws of the Province of ONTARIO, with its head office located at: 1562 CHAMPLAIN DR., PETERBOROUGH, ON K9L 1N6 (“KEGI”)

AND:	RAINMAKER WORLDWIDE INC., a corporation organized and existing under the laws of the State of NEVADA, with its head office located at: 271 BROCK STREET, PETERBOROUGH, ON K9H 2P8 (“RAKR”)

Each referred to as “Party” or collectively as “Parties”.

In consideration of the mutual covenants contained in this EA, the Parties agree as follows:

WHEREAS the existing loan agreement including any assignments (“Agreement”) or amendments that took place following the signature of the original agreement, and

WHEREAS the Agreement, attached as Schedule A, is set to expire on February 2, 2023 and the Parties wish to extend the terms and the due date of the loan.

Wherein said Agreement expires on February 2, 2023, and the Parties desire to extend and continue said Agreement; it is provided that said Agreement shall be extended for an additional term of 6 months, commencing upon the expiration of the original term, and expiring on August 2, 2023.

This extension shall be on the same terms and conditions as contained in the original Agreement and as if set forth herein excepting that:

The interest rate is hereby changed to 12% from 5% in the Agreement.

This EA supersedes all previous agreements and amendments.

IN WITNESS WHEREOF, the Parties have executed this agreement on April 20, 2023 effective February 2, 2023.

KAWARTHA ENTERTAINMENT GROUP INC.	RAINMAKER WORLDWIDE INC.

Michael Skinner, CEO	Michael O’Connor, CEO